UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock	QVCGA	The Nasdaq Stock Market LLC
Series B Common Stock	QVCGB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 21, 2025, QVC Group, Inc. (formerly known as Qurate Retail, Inc., the “Company”) amended its Restated Certificate of Incorporation to change its name from “Qurate Retail, Inc.” to “QVC Group, Inc.” (the “Certificate of Amendment”). In addition, the Company amended and restated its bylaws (the “Amended Bylaws”), also effective February 21, 2025, to reflect the name change.

The Company’s Series A common stock, Series B common stock, and 8.0% Series A Cumulative Redeemable Preferred Stock previously traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “QRTEA”, “QRTEB” and “QRTEP”, respectively and, effective as of open of trading on February 24, 2025, will trade on Nasdaq under the new ticker symbols “QVCGA”, “QVCGB” and “QVCGP”, respectively.

The name change does not affect the rights of the Company’s security holders, and the CUSIP numbers for the Company’s Series A common stock, Series B common stock, and 8.0% Series A Cumulative Redeemable Preferred Stock will remain unchanged.

The foregoing description of the Certificate of Amendment and the Amended Bylaws is subject to, and qualified in its entirety by, the Certificate of Amendment and the Amended Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 21, 2025, the Company issued a press release regarding the name change.

In addition, on February 21, 2025, the Company issued a press release announcing its 2025 annual meeting date and the deadline to receive shareholder proposals, as described in more detail below.

This Item 7.01 and the press releases attached hereto as Exhibits 99.1 and 99.2 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.

The Company will be holding its virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, May 12, 2025 at 11:00 a.m. M.T. The record date for the meeting is 5:00 p.m., New York City time, on March 24, 2025. The reason for the advancement of the Annual Meeting date is to allow sufficient time for the Company to implement a proposed reverse stock split of its outstanding shares of Series A and Series B common stock in order to regain compliance with the minimum bid price requirement for continued listing of the Series A common stock on the Nasdaq Capital Market, if necessary and as previously disclosed on the Company’s Current Report on Form 8-K dated December 10, 2024.

The date of the Annual Meeting has been advanced by more than 20 days from the anniversary date of last year’s annual meeting of stockholders (held on June 10, 2024). As a result, in accordance with the Company’s bylaws, (i) stockholder proposals for consideration at the Annual Meeting and (ii) stockholder nominees for election to the board of directors at the Annual Meeting must be received by the Company’s Corporate Secretary at its executive offices at 12300 Liberty Boulevard, Englewood, CO 80112 by no later than the close of business on March 3, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company, as amended effective on February 21, 2025
99.1	Press Release, dated February 21, 2025
99.2	Press Release, dated February 21, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary